UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013

NOVA LIFESTYLE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-163019	90-0746568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6541 E. Washington Blvd., Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 888-9999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2013, Nova LifeStyle, Inc. (the “Company”) entered into an Amended and Restated Employment (the “Agreement”) with Ms. Thanh H. Lam, pursuant to which Ms. Lam will continue to serve as President of the Company.

The Agreement has an initial term of five (5) years and provides that Ms. Lam will receive an annual base salary of eighty thousand dollars ($80,000.00).  Additionally, she may be eligible to receive an annual cash bonus at the discretion of the Company’s Board of Directors.  In accordance with the Agreement, the Company will issue two hundred thousand (200,000) shares of the Company’s common stock to Ms. Lam.

The Agreement may be terminated by the mutual agreement of the Company and Ms. Lam.  The Company is also entitled to terminate the Agreement immediately for cause, upon the death or disability of Ms. Lam, or without cause, upon providing ten (10) days’ prior written notice.  Ms. Lam is entitled to terminate the Agreement upon providing ninety (90) days’ prior written notice to the Company.  The description contained herein of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description of Document

10.1	Amended and Restated Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA LIFESTYLE, INC.
(Registrant)
Date:	May 9, 2013	By:	/s/ Ya Ming Wong
		Name:	Ya Ming Wong
		Title:	Chief Executive Officer